UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 George Street, Third Floor

Toronto, Ontario, Canada M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 19, 2009, US Gold Corporation (the “Company”) announced the results of an updated resource estimate dated June 18, 2009 prepared by the engineering firm Pincock, Allen & Holt (“PAH”) with respect to the Company’s Magistral property in Mexico.  The revised estimate was prepared in order to reflect: (i) the revised resource estimates for the property, as previously disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on May 12, 2009; (ii) certain revised operational assumptions; and (iii) new drill results for the property.  The estimates are contained in a report prepared by PAH in accordance with Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards pursuant to National Instrument 43-101 (NI 43-101).

The revised resource estimates for the Magistral property contained in the updated report are set forth below:

Resource Category	Tonnage* (MM tonnes)	Gold Ounces*	Avg. Grade (gpt)(1)

Measured	6,962	354,887	1.59
Indicated	3,435	147,580	1.34
Measured + Indicated	10,397	502,466	1.50

Inferred	223	8,167	1.14

Footnotes:

*Figures may not add due to rounding.

(1) Grams per tonne.

The cut-off grade used in calculating the estimate was 0.3 gpt.   A complete copy of the report will be posted on the Company’s web site at www.usgold.com and is available on Sedar at www.sedar.com.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Cautionary Statements

This Item 7.01 provides a summary of certain resource estimates of the Company.  The reports that contain such estimates were prepared in accordance with NI 43-101.  As a company listed on the Toronto Stock Exchange, the Company is required to comply with NI 43-101, which requires the preparation of a technical report and includes estimates of potential mineral resources for further targeted exploration disclosed pursuant to the applicable provisions of NI 43-101.  However, reporting requirements in the United States for disclosure of mineral properties are governed by the Securities and Exchange Commission (SEC) and included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (“Guide 7”).  NI 43-101 and Guide 7 standards are substantially different.  For example, the SEC only permits the disclosure of proven or probable reserves, which in turn, requires the preparation of a feasibility study demonstrating the economic feasibility of mining and processing the mineralization.  The Company has not received a feasibility study with regard to any of its properties and none of its properties have any “reserves” as defined by Guide 7.  The Company cannot be certain that any part of the mineralized material at any of its properties will ever be confirmed or converted into Guide 7 compliant “reserves”.  U.S. investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that a potential mineral resource can be economically or legally extracted.

This section uses the terms “measured resources,” “indicated resources” and “measured and indicated resources.”  We advise U.S. investors that these terms are not recognized by the SEC.  The estimation of measured resources and/or indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves as defined in Guide 7.  U.S. investors are cautioned not to assume that mineral resources in these categories will be converted into reserves.

This section also uses the term inferred resources. We advise U.S. investors that this term is not recognized by the SEC. This estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. U.S. investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources.

Certain statements contained herein or in the exhibits furnished with this report made by or on behalf of the Company may contain forward-looking statements.  Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results.  Factors that could cause actual results to differ materially include, among others, drilling results, commodity prices, industry conditions, the availability of drill rigs and other support services, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Company’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2008.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: June 22, 2009	By:	/s/ Perry Ing
Perry Ing, Vice President, Chief Financial Officer and Secretary